                                                                     Exhibit 8.1

                        [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                     January 10, 2005

Alamosa Holdings Inc.
5225 S. Loop 289
Lubbock, Texas 79424

Ladies and Gentlemen:

                  We are acting as counsel to Alamosa Holdings Inc., a Delaware corporation ("Parent"), in connection with the proposed merger (the "Merger") of
AirGate PCS Inc., a Delaware corporation ("Company"), with and into A-Co Merger
Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of
Parent ("Merger Sub"), pursuant to the Agreement and Plan of Merger, dated as of
December 7, 2004, by and among Parent, Merger Sub and Company (the "Merger
Agreement"). Pursuant to Section 7.2(c) of the Merger Agreement our favorable opinion regarding the Merger as a tax-free reorganization is a condition to the obligation of the Parent and Merger Sub to consummate the Merger. This opinion is being delivered to you in connection with the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which includes the Prospectus of Parent and Proxy Statement of Company
and Parent (the "Proxy Statement/Prospectus"). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger
Agreement.

                  In rendering our opinion set forth below, we have assumed that the Merger will be consummated without waiver or modification in accordance with the facts, information, covenants, representations and warranties contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, including the exhibits thereto, the Proxy
Statement/Prospectus and such other documents, materials and corporate records as we have deemed necessary or appropriate as a basis for our opinion. We have also relied upon statements and representations made to us by representatives of
Parent and Company (which

Alamosa Holdings Inc.
January 10, 2005

statements and representations we have assumed are and will continue to be true without regard to any qualification as to knowledge and belief), including in their respective letters dated today and confirmed at the date of the consummation of the Merger (the "Tax Certificates"). Moreover, we have assumed that the Proxy Statement/Prospectus, the Merger Agreement, and the Tax
Certificates reflect all the material facts relating to the Merger, Parent,
Merger Sub and Company. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants, representations and warranties made by Parent, Merger Sub, Company,
(including, without limitation, those set forth in the Merger Agreement, and the
Tax Certificates). Any material change or inaccuracy in the facts referred to, set forth or assumed herein, in the Proxy Statement/Prospectus, in the Merger
Agreement, or in the Tax Certificates (giving effect to all events occurring subsequent to the Effective Time) or any failure of Parent or Company to consummate the transaction in accordance with the terms of the Merger Agreement and as described in the Proxy Statement / Prospectus may affect our conclusions stated herein.

                  We have also assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

                  In addition, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service (the "IRS") and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that the Code, the Regulations, judicial decisions, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. Additionally, our opinion is not binding on the IRS or the courts; accordingly, the IRS may assert a position contrary to our opinion, and a court may agree with the IRS's position. A material change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Proxy Statement/Prospectus, could affect our conclusions stated herein.

                  Based upon and subject to the foregoing, we are of the opinion that, under current law, the Merger will qualify as a "reorganization" for
United States federal income tax purposes within the meaning of Section 368(a)
of the Code, and pursuant to the Merger shareholders of Company who exchange their shares solely for Parent shares will recognize no gain or loss.

Alamosa Holdings Inc.
January 10, 2005

                  Except as expressly set forth above, we express no other
opinion regarding the tax consequences of the Merger. This opinion is not to be used, circulated, quoted or otherwise referred to for any purpose, other than references thereto in "SUMMARY" and "THE MERGER--Material Federal Income Tax
Consequences of the Merger" in the Proxy Statement/Prospectus. The opinion expressed herein is as of the date hereof, and we disclaim any undertaking to advise you of changes of facts stated or assumed herein or any subsequent changes in applicable law.

                                Very truly yours,

                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP